Aspen Aerogels, Inc. Wins Initial Determination in ITC Case

Administrative Law Judge finds Alison Hi-Tech Co. Ltd. and Nano Tech Co., Ltd.
infringed Aspen Aerogels patents

NORTHBOROUGH, Mass., October 2, 2017— Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced that Administrative Law Judge McNamara has issued an Initial Determination in International Trade Commission Section 337 Investigation No. 1003 finding that Alison Hi-Tech Co. Ltd. (“Alison”) and Nano Tech Co., Ltd. (“Nano”) have infringed Aspen Aerogels patents relating to aerogel insulation.

As part of the Initial Determination, Judge McNamara found that all patent claims asserted by Aspen Aerogels in three patents were not proven invalid and that Alison and Nano infringed all of those claims. Judge McNamara also recommended a limited exclusion order as a remedy to prevent the importation of infringing aerogel products into the United States. A final determination on the violation and remedy is expected from the full ITC commission by January 29, 2018.

“The initial determination at the ITC validates the strength of the patent portfolio protecting our aerogel technology platform. From the outset of this litigation, we have maintained our firm belief that both Alison and Nano have infringed our patents. We greatly appreciate the time and diligent work by Judge McNamara and other ITC personnel to investigate and confirm our position,” said Don Young, President and CEO of Aspen Aerogels.

“Our core strategy is to invest in the research, development, commercialization and protection of our aerogel technology platform worldwide. We remain firmly committed to defending our intellectual property and will continue to aggressively assert our rights against companies that infringe our patented technology,” concluded Mr. Young.

About Aspen Aerogels, Inc.
Aspen Aerogels is an aerogel technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in the energy infrastructure and building materials markets where thermal energy efficiency is at a premium and Aspen’s products offer unique value. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its East Providence, R.I. facility.

Media Contact
John F. Fairbanks
Chief Financial Officer
+1 508-691-1150
jfairbanks@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things: (i) expectations about the timing and outcome of the final ruling in the Section 337 investigation by the full ITC Commission; (ii) beliefs about Aspen Aerogels’ intellectual property and technology strategy and its implementation; (iii) beliefs about the potential of new aerogel products and technologies; (iv) expectations about the cost, timing or likelihood of success of Aspen Aerogels’ patent enforcement actions and defense of challenges to the validity of its patents; (v) beliefs about Aspen Aerogels’ ability to fund necessary patent enforcement or defense actions. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any failure to enforce any of Aspen Aerogels’ patents; any future finding of invalidity of any patent in any jurisdiction; any failure to generate sufficient operating cash flow or to obtain sufficient additional capital to pursue Aspen Aerogels’ technology, patent enforcement, or patent defense strategy; any sustained downturn in the energy industry or energy prices; any disruption or inability to achieve expected capacity levels in any of our three production lines or the manufacturing facility in which they are located; any failure of demand for Aspen Aerogels’ products; any failure to achieve expected average selling prices for Aspen Aerogels’ products; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; any failure of Aspen Aerogels’ products to meet applicable specifications and other performance, safety, technical and delivery requirements; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including distributors, contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials, utilities or any other manufacturing consumable; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and filed with the Securities and Exchange Commission (“SEC”) on March 2, 2017, as amended by risk factors discussed under the heading “Risk Factors” contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 and filed with the SEC on August 3, 2017, as well as any updates to those risk factors filed from time to time in our subsequent periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.